Exhibit 5.2
[Prickett, Jones & Elliott, P.A. Letterhead]
November 22, 2011
W. R. Berkley Corporation
W. R. Berkley Capital Trust III
475 Steamboat Road
Greenwich, CT 06830

Re:	W. R. Berkley Corporation W. R. Berkley Capital Trust III Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special Delaware counsel for W. R. Berkley Corporation, a Delaware corporation (the “Company”), and W. R. Berkley Capital Trust III, a Delaware statutory trust (the “Trust”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration and sale of certain securities from time to time by the Company and the Trust, including preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust (the “Preferred Securities”).
     The Preferred Securities are to be issued pursuant to an amended and restated trust agreement of the Trust to be entered into among the Company, as depositor, The Bank of New York Mellon (formerly known as The Bank of New York), as property trustee, BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as Delaware trustee and certain individuals named therein as the administrative trustees. For purposes of this opinion, we have not been provided with, and have not reviewed, any copy or draft or form of an amended and restated trust agreement of the Trust.
     For purposes of giving the opinions hereinafter set forth, we have examined copies of the following: the Certificate of Trust of the Trust, dated March 22, 2001 (the “Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 22, 2001; the original Trust Agreement of the Trust, dated March 22, 2001, by and among

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the Company and the trustees of the Trust named therein (the “Original Agreement”); the Registration Statement; and a Certificate of Good Standing for the Trust obtained from the Secretary of State on or about the date hereof. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
     For purposes of this opinion, we have assumed (i) that the Original Agreement and the Certificate are in full force and effect and that the Original Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof and has not been and will not be amended, except as herein referenced, (ii) that the Company, the property trustee, the Delaware trustee and the administrative trustees of the Trust will duly complete all terms of and duly authorize, execute and deliver an amended and restated trust agreement of the Trust (the “Trust Agreement”) and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the organization of the Trust and the issuance by the Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities of the Trust, and that the Trust Agreement will amend and restate the Original Agreement in its entirety and will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, and that the Trust Agreement and the Certificate will be in full force and effect and will not subsequently be amended, (iii) that, prior to the first issuance of Preferred Securities by the Trust, the Trust shall have duly established the terms of the Preferred Securities and duly authorized the issuance and sale of such securities and such authorization shall not have been modified or rescinded, (iv) that the Preferred Securities of the Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto that will be consistent with, and accurately describe, the terms of the Trust Agreement of the Trust and all other relevant documents, (v) that the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded, (vi) there shall not have occurred any change in law affecting the validity or enforceability of the Trust Agreement or Preferred Securities, (vii) except to the extent set forth in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence and good standing of each party to the documents examined by us and of each person who is to become a party the Trust Agreement at the time of the execution and delivery of the Trust Agreement, (viii) the legal capacity of each natural person who is, or is to become, a party or signatory to the documents examined by us or to the Trust Agreement, (ix) except to the extent set forth in paragraph 2 below, that each of the parties and signatories to the documents examined by us has (and with respect to the Trust Agreement at the time of execution and delivery of the Trust Agreement, will have) all requisite power and authority to execute and deliver, and to perform its obligations under, such documents, (x) that each of the parties and signatories to the documents examined by us has duly authorized, executed and delivered such

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documents, (xi) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of all Preferred Securities by the Trust, that would cause a dissolution, liquidation or termination of the Trust, (xii) that the activities of the Trust have been and will be conducted in accordance with its Original Agreement or the Trust Agreement, as applicable, and the Delaware Statutory Trust Act, 12 Del.C. Sections 3801, et seq (the “Statutory Trust Act”), and (xiii) that the Delaware trustee of the Trust has satisfied and will satisfy the requirements of Section 3807 of the Statutory Trust Act and that the trustees of the Trust have satisfied and will satisfy any capital and surplus requirements or other requirements made applicable to them under the Trust Agreement, the Registration Statement or applicable law. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.
     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.
     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.
     2. When (i) the Trust Agreement to be entered into in connection with the issuance of the Preferred Securities has been duly authorized, executed and delivered by the Company and the trustees named therein, and (ii) the Preferred Securities are issued, delivered and paid for in accordance with the Trust Agreement, the Registration Statement and any prospectus supplement thereto, and the applicable underwriting agreement or other agreement, such Preferred Securities will be duly authorized by the Trust pursuant to the Trust Agreement and will represent validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.
     3. Under the Statutory Trust Act, and subject to the terms of the Trust Agreement, the holders of duly issued Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability as is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that such holders of Preferred Securities may be obligated to make payments and provide indemnity or security as set forth in the Trust Agreement.
     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Opinions” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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Very truly yours,

/s/ Prickett, Jones & Elliott, P.A.
TAM